EXHIBIT 99.1

Exponent Reports Second Quarter 2007 Results

MENLO PARK, Calif., July 18, 2007 - Exponent, Inc. (Nasdaq: EXPO) today reported financial results for the second quarter ended June 29, 2007.

For the second quarter of 2007, total revenues increased 22% to $50,637,000, as compared to $41,654,000 in the same period of 2006. Revenues before reimbursements increased 17% to $45,816,000, as compared to $39,053,000 in the same period of 2006. Net income increased 37% to $5,002,000, or $0.30 per diluted share, as compared to $3,650,000, or $0.21 per diluted share, in 2006.

EBITDAS1 for the second quarter of 2007 increased 41% to $10,146,000, as compared to $7,204,000 in the same period of 2006. Exponent closed the second quarter of 2007 with $52.2 million in cash, cash equivalents and short-term investments. During the quarter, Exponent repurchased $8.8 million of common stock as part of its ongoing repurchase program.

“We are very pleased with our financial results for the second quarter, including strong revenue growth, improved utilization and expanding margins,” commented Michael Gaulke, Chairman and CEO. “In the quarter several practices had very good performances, including electrical, thermal sciences, defense technology development, human factors, mechanics and materials, environmental, and ecological sciences.

“During the first half of 2007, we saw strong demand for our services and are pleased with our expansion in several strategic growth areas including health sciences consulting, product design consulting, energy consulting, and defense technology development. Exponent continues to work at maintaining its differentiated market position as a multidisciplinary engineering and scientific consulting firm with unparalleled technical expertise,” concluded Mr. Gaulke.

For the first half of 2007, total revenues increased 19% to $99,510,000, as compared to $83,681,000 reported in the same period of 2006. Revenues before reimbursements increased 16% to $91,249,000, as compared to $78,672,000 in the same period of 2006. Net income for the first half of 2007 improved 35% to $10,057,000, or $0.61 per diluted share, as compared to $7,472,000, or $0.42 per diluted share, reported in the same period of 2006.

EBITDAS1 for the first half of 2007 increased 38% to $20,900,000, as compared to $15,125,000 for the same period one year ago.

Today’s Conference Call Information

Exponent will discuss its financial results in more detail on a conference call today, July 18, 2007, starting at 4:30 p.m. Eastern Daylight Time/1:30 p.m. Pacific Daylight Time. The audio on the conference call is available by dialing 800-240-2134. A live webcast of the call will be available on the Investor Relations section of the Company’s web site at www.exponent.com/investors. For those unable to listen to the live webcast, a replay of the call will also be available on the Exponent web site, or by dialing 800-405-2236 and entering reservation #11093298.

About Exponent

Exponent is an engineering and scientific consulting firm providing solutions to complex problems. Exponent’s multidisciplinary organization of scientists, physicians, engineers, and business consultants brings together more than 90 technical disciplines to address complicated issues facing industry and government today. The firm’s consultants analyze failures and accidents to determine their causes and provide answers to help prevent such problems. In addition, Exponent evaluates human health and environmental concerns to find cost-effective solutions.

Exponent may be reached at (888) 656-EXPO, info@exponent.com, or www.exponent.com.

This news release contains, and incorporates by reference, certain “forward-looking” statements (as such term is defined in the Private Securities Litigation Reform Act of 1995, and the rules promulgated pursuant to the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended thereto under) that are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. When used in this document and in the documents incorporated herein by reference, the words “anticipate,” “believe,” “estimate,” “expect” and similar expressions, as they relate to the Company or its management, identify such forward-looking statements. Such statements reflect the current views of the Company or its management with respect to future events and are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, the Company’s actual results, performance, or achievements could differ materially from those expressed in, or implied by, any such forward-looking statements. Factors that could cause or contribute to such material differences include the possibility that the demand for our services may decline as a result of changes in general and industry specific economic conditions, the timing of engagements for our services, the effects of competitive services and pricing, the absence of backlog related to our business, our ability to attract and retain key employees, the effect of tort reform and government regulation on our business, and liabilities resulting from claims made against us. Additional risks and uncertainties are discussed in our Annual Report on Form 10-K under the heading “Risk Factors” and elsewhere in the report. The inclusion of such forward-looking information should not be regarded as a representation by the Company or any other person that the future events, plans, or expectations contemplated by the Company will be achieved. The Company undertakes no obligation to release publicly any updates or revisions to any such forward-looking statements.

(1)

EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to complement operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP. A reconciliation of EBITDAS to GAAP is set forth below.

EXPONENT, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Quarters Ended June 29, 2007 and June 30, 2006

(in thousands, except per share data)

	Quarter Ended		Six Months Ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Revenues
Revenues before reimbursements	$45,816	$39,053	$91,249	$78,672
Reimbursements	4,821	2,601	8,261	5,009

Revenues	50,637	41,654	99,510	83,681

Operating expenses
Compensation and related expenses	30,207	26,044	60,229	52,790
Other operating expenses	5,305	4,967	10,442	9,732
Reimbursable expenses	4,821	2,601	8,261	5,009
General and administrative expenses	3,244	2,714	6,059	5,432

	43,577	36,326	84,991	72,963

Operating income	7,060	5,328	14,519	10,718

Other income
Interest income, net	460	533	944	1,031
Miscellaneous income, net	808	123	1,203	501

	1,268	656	2,147	1,532

Income before income taxes	8,328	5,984	16,666	12,250
Income taxes	3,326	2,334	6,609	4,778

Net income	$5,002	$3,650	$10,057	$7,472

Net income per share:
Basic	$0.33	$0.22	$0.67	$0.45
Diluted	$0.30	$0.21	$0.61	$0.42

Shares used in per share computations:
Basic	15,193	16,357	15,121	16,427
Diluted	16,532	17,631	16,461	17,711

EXPONENT, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

June 29, 2007 and December 29, 2006

(in thousands)

	June 29, 2007	December 29, 2006
Assets
Current assets:
Cash and cash equivalents	$6,243	$5,238
Short-term investments	45,958	52,844
Accounts receivable, net	61,492	48,208
Prepaid expenses and other assets	4,698	3,484
Deferred income taxes	3,821	2,232

Total current assets	122,212	112,006
Property, equipment and leasehold improvements, net	29,293	29,577
Goodwill	8,607	8,607
Other assets	10,565	11,026

	$170,677	$161,216

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$7,032	$4,887
Accrued payroll and employee benefits	23,667	21,773
Deferred revenues	4,200	4,066

Total current liabilities	34,899	30,726
Other liabilities	4,094	5,088
Deferred rent	1,987	1,097

Total liabilities	40,980	36,911

Stockholders’ equity:
Common stock	16	16
Additional paid-in capital	56,567	50,799
Accumulated other comprehensive income	125	93
Retained earnings	106,171	101,226
Treasury stock, at cost	(33,182)	(27,829)

Total stockholders’ equity	129,697	124,305

	$170,677	$161,216

EXPONENT, INC.

EBITDAS (1)

For the Quarters Ended June 29, 2007 and June 30, 2006

(in thousands)

	Quarter Ended		Six Months Ended
	June 29, 2007	June 30, 2006	June 29, 2007	June 30, 2006
Net Income	$5,002	$3,650	$10,057	$7,472

Add back (subtract):

Income taxes	3,326	2,334	6,609	4,778
Interest income, net	(460)	(533)	(944)	(1,031)
Depreciation and amortization	969	898	1,886	1,780
Stock-based compensation	1,309	855	3,292	2,126

EBITDAS (1)	$10,146	$7,204	$20,900	$15,125

(1)	EBITDAS is a non-GAAP financial measure defined by the Company as net income before income taxes, interest income, depreciation and amortization, and stock-based compensation. The Company regards EBITDAS as a useful measure of operating performance and cash flow to compliment operating income, net income and other GAAP financial performance measures. Additionally, management believes that EBITDAS provides meaningful comparisons of past, present and future operating results. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flow that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. This measure, however, should be considered in addition to, and not as a substitute or superior to, operating income, cash flows, or other measures of financial performance prepared in accordance with GAAP.